Exhibit 99.1

For Additional Information:

Bryan Giglia

Sunstone Hotel Investors, Inc.

(949) 382-3036

Aaron Reyes

Sunstone Hotel Investors, Inc.

(949) 382-3018

SUNSTONE HOTEL INVESTORS ACQUIRES THE 130-ROOM MONTAGE HEALDSBURG RESORT

FOR $265 MILLION

IRVINE, CA – April 28, 2021 – Sunstone Hotel Investors, Inc. (the “Company” or “Sunstone”) (NYSE: SHO), the owner of Long-Term Relevant Real Estate® in the hospitality sector, today announced the acquisition of the fee-simple interest in the 130-room Montage Healdsburg (the “Resort”). The newly constructed luxury Resort, which was completed in December 2020, was acquired for a gross purchase price of $265 million. The acquisition was funded from cash on hand and through the direct issuance of $66 million of perpetual preferred equity (the “Series G Preferred Equity”) to the seller, affiliates of Ohana Real Estate Investors (“Ohana” or the “Seller”). Upon stabilization, the Company expects the Resort to generate a 6.0% to 7.0% net operating income yield on total invested capital. The acquisition of the Resort further advances Sunstone’s strategy of owning a portfolio of Long-Term Relevant Real Estate®.

John Arabia, President and CEO, stated, “Montage Healdsburg is a spectacular resort, ideally located in one of the most sought-after and highest-rated leisure destinations in the U.S. The Resort, which took over 15 years to develop, is a perfect example of Long-Term Relevant Real Estate and its addition elevates the overall quality and growth prospects of our portfolio. Leveraging our industry relationships, we acquired the Resort on an off-market basis and at a discount to what it would cost to develop today. The acquisition is consistent with our stated tactics of acquiring LTRR in the early phases of a cyclical recovery and putting to work a portion of our excess liquidity, all while maintaining financial flexibility and access to capital to fund incremental external growth. Additionally, we are funding 25% of the transaction with attractively structured perpetual preferred equity that is being issued directly to the Seller that aligns our interests and gives us additional optionality.”

Montage Healdsburg

Tucked away among oak trees and sprawling vineyards in the hills of Sonoma County, Montage Healdsburg offers a secluded and serene retreat with convenient access to the world-renowned wineries and amenities of the country’s premier wine region. Built within the contours of the natural landscape, the transformative hideaway offers 130 bungalow-style rooms and suites, each with an outdoor fireplace and many with their own outdoor shower. The expansive 117-acre luxury Resort includes 16 acres of vineyards, an 11,500-square-foot spa, separate adult and family pools both of which overlook the vineyard, multiple signature dining experiences, over 12,000 square feet of purpose-built meeting space and various event lawns. The Resort will continue to be managed by Montage Hotels & Resorts.

Montage Healdsburg sits adjacent to the separately owned Montage Residences Healdsburg, which together with the Resort, comprise a 258-acre destination. Montage Residences Healdsburg will feature 40 to-be-built luxury homes that will be eligible to participate in the optional turn-key resort rental program. Ohana will continue to own and be responsible for the development and sales of Montage Residences Healdsburg.

For more information about the Resort, follow @montagehealdsburg or visit www.montagehotels.com/healdsburg.

Series G Preferred Equity

The acquisition is being partially funded through the issuance of $66.25 million of Series G Preferred Equity directly to the Seller of the Resort. The Series G Preferred Equity, which is callable at liquidation value by the Company at any time, will pay an initial dividend rate equal to the Resort’s annual net operating income yield on the Company’s investment in the Resort.

Transaction Rationale and Corporate Implications

The Company highlights the following rationale and corporate implications of the Montage Healdsburg transaction.

The Montage Healdsburg transaction:

●	Is directly on strategy and increases the Company’s concentration of Long-Term Relevant Real Estate®.
●	Is expected to generate a 6.0% to 7.0% net operating income yield upon stabilization.
●	Increases the concentration of portfolio leisure demand by over 250 basis points to nearly 30% of pro forma rooms revenue.
●	Is consistent with the Company’s stated tactic of being more acquisitive in the early years of a cyclical recovery following several years of well-timed, late-cycle divestitures of commodity hotels.
●	Is in-line with the intention of increasing financial leverage through external growth in the early years of a cyclical recovery, while maintaining relative balance sheet strength.
●	Deploys a portion of our outsized liquidity while maintaining access to capital to fund future investments.
●	Is expected to provide additional earnings to help resume compliance with our unsecured debt covenants which will provide greater financial and capital allocation flexibility.

For additional information on the acquisition, please refer to the Montage Healdsburg Acquisition presentation located in the Investor Relations section of the Company’s website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”) that as of the date of this release has interests in 18 hotels comprised of 9,147 rooms, the majority of which are operated under nationally recognized brands. Sunstone’s business is to acquire, own, asset manage and renovate or reposition hotels considered to be Long-Term Relevant Real Estate®. For further information, please visit Sunstone’s website at www.sunstonehotels.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including opinions, references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the impact the COVID-19 pandemic has on the Company’s business and the economy, as well as the response of governments and the Company to the pandemic, and how quickly and successfully effective vaccines and therapies are distributed and administered; increased risks related to employee matters, including increased employment litigation and claims for severance or other benefits tied to termination or furloughs as a result of temporary hotel suspensions or reduced hotel operations due to COVID-19; general economic and business conditions, including a U.S. recession, trade conflicts and tariffs, regional or global economic slowdowns and any type of flu or disease-related pandemic that impacts travel or the ability to travel, including the COVID-19 pandemic; the need for business-related travel, including the increased use of business-related technology; rising hotel operating costs due to labor costs, workers’ compensation and health-care related costs, utility costs, property and liability insurance costs, unanticipated costs such as acts of nature and their consequences and other costs that may not be offset by increased room rates; the ground, building or airspace leases for three of the hotels the Company has interests in as of the date of this release; the need for renovations, repositionings and other capital expenditures for the Company’s hotels; the impact, including any delays, of renovations and repositionings on hotel operations; new hotel supply, or alternative lodging options such as timeshare, vacation rentals or sharing services such as Airbnb, in the Company’s markets, which could harm its occupancy levels and revenue at its hotels; competition from hotels not owned by the Company; relationships with, and the requirements, performance and reputation of, the managers of the Company’s hotels; relationships with, and the requirements and reputation of, the Company’s franchisors and hotel brands; the Company’s hotels may become impaired, or its hotels which have previously become impaired may become further impaired in the future, which may adversely affect its financial condition and results of operations; competition for the acquisition of hotels, and the Company’s ability to complete acquisitions and dispositions; performance of hotels after they are acquired; changes in the Company’s business strategy or acquisition or disposition plans; the Company’s level of debt, including secured, unsecured, fixed and variable rate debt; financial and other covenants in the Company’s debt and preferred stock; the impact on the Company’s business of potential defaults by the Company on its debt agreements or leases; volatility in the capital markets and the effect on lodging demand or the Company’s ability to obtain capital on favorable terms or at all; the Company’s need to operate as a REIT and comply with other applicable laws and regulations, including new laws, interpretations or court decisions that may change the federal or state tax laws or the federal or state income tax consequences of the Company’s qualification as a REIT; potential adverse tax consequences in the event that the Company’s operating leases with its taxable REIT subsidiaries are not held to have been made on an arm’s-length basis; system security risks, data protection breaches, cyber-attacks, including those impacting the Company’s hotel managers or other third parties, and systems integration issues; other events beyond the Company’s control, including climate change, natural disasters, terrorist attacks or civil unrest; and other risks and uncertainties associated with the Company’s business described in its filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information provided herein is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

This release should be read together with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies of these reports are available on our website at www.sunstonehotels.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.